                                                                   Exhibit 10.30

                             JOINT VENTURE CONTRACT

                            For the establishment of

                        WUXI SEAMLESS OIL PIPE CO., LTD.

                                     Between

                         WUXI HUAYI INVESTMENT CO., LTD.

                                       and

                                 UMW ACE(L) LTD.

                                   AUGUST 2005

                                     CONTENT

Chapter 1    General Provision                                             1
Chapter 2    Parties To The Joint Venture Company                          1
Chapter 3    Establishment Of The Joint Venture Company                    1
Chapter 4    Purpose And Scope Of Production And Business                  2
Chapter 5    Total Amount Of Investment And Registered Capital             2
Chapter 6    Responsibilities Of Each Party                                3
Chapter 7    Board Of Directors                                            4
Chapter 8    Management Organization                                       6
Chapter 9    Labour Management                                             6
Chapter 10   Distribution of Profits                                       7
Chapter 11   Taxes, Finance, Audit and Environment Protection              7
Chapter 12   Foreign Exchange Management                                   8
Chapter 13   Duration Of The Joint Venture Company                         8
Chapter 14   Disposal Of Assets After Expiration Of Duration               9
Chapter 15   Insurance                                                     9
Chapter 16   Confidentiality                                               9
Chapter 17   Non-compete                                                  10
Chapter 18   Amendment, Alteration And Termination Of The Contract        10
Chapter 19   Liabilities For Breach Of Contract                           11
Chapter 20   Force Majeure                                                11
Chapter 21   Applicable Law                                               11
Chapter 22   Settlement Of Disputes                                       11
Chapter 23   Language                                                     12
Chapter 24   Effectiveness Of The Contract And Miscellaneous              12

                                                                  EXECUTION COPY

                             JOINT VENTURE CONTRACT

                           CHAPTER 1 GENERAL PROVISION

This Contract is entered into by and between Wuxi Huayi Investment Co., Ltd.
(originally named as Wuxi Deqiang Chuangye Investment Co.. Ltd., hereinafter referred to as "'Party A") and UMW ACE (L) LTD (hereinafter referred to as
"Party B"), according to the "Law of the People's Republic of China on
Chinese-Foreign Equity Joint Ventures" and other laws and regulations of the
People's Republic of China (hereinafter referred to as "P.R.C") and for the purpose of establishment of Wuxi Seamless Oil Pipe Co.. Ltd. (the "Joint Venture
Company") in Wuxi Municipal. Jiangsu Province. P.R.C, on August 20, 2005 in Wuxi

                 CHAPTER 2 PARTIES TO THE JOINT VENTURE COMPANY

1.    Parties to this Contract are

      i)    Wuxi Huayi Investment Co., Ltd. (hereinafter referred to as "Party
            A") which is registered in Wuxi City, Jiangsu Province. P.R.C, and having its legal address at Room 909 New City Building. No. 1,
            Changjiang North Road, Wuxi New District, Jiangsu Province, P.R.C.
            Legal representative: Mr. Piao Longhua
            Position: Chairman
            Nationality: Chinese

      ii)   UMW ACE (L) LTD. (hereinafter referred to as "Party B") which is registered in Malaysia, and having its legal address at Brumby
            House, Jalan Bahas3, P.O. Box 8014S, 87011 Labuan F.T., Malaysia
            Legal representative: Date' Dr. Abdul Halim Bin Harun
            Position: Chairman
            Nationality: Malaysian

              CHAPTER 3 ESTABLISHMENT OF THE JOINT VENTURE COMPANY

2.    In accordance with the "Law of the People's Republic of China on
      Chinese-Foreign Equity Joint Ventures' and other relevant P.R.C laws and regulations, all parties to the Joint Venture Company agree to invest in and participate in the operation of Wuxi Seamless Oil Pipe Co.. Ltd.
      (hereinafter referred to as the "Joint Venture Company").

3     The Chinese name of the Joint Venture Company is:

      [CHINESE TEXT]

      The English name of the Join! Venture Company is:

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      Wuxi Seamless Oil Pipe Co., Ltd

      The legal address of the Joint Venture Company is:
      No. 38, Zhujiang Road, Wuxi High and New Technology Industry Development
      Zone, Jiangsu Province, P.R.C.

4.    The Joint Venture Company has the capacity as an independent legal person, all activities of the Joint Venture Company shall be governed and protected by the relevant laws, rules and regulations of P.R.C.

5.    The organization form of the Joint Venture Company is a limited liability company. Each party to the Joint Venture Company is liable to the Joint
      Venture Company to the extent of its capital contribution. The profits, risks and losses of the Joint Venture Company shall be shared by the parties hereto in accordance with the ratio of their respective shareholding in the Joint Venture Company.

             CHAPTER 4 PURPOSE AND SCOPE OF PRODUCTION AND BUSINESS

6.    The purpose of setting up the Joint Venture Company is: in conformity with the wish of enhancing the economic cooperation and technical exchanges, to improve the product quality, develop new products, and gain competitive position in both domestic and international market in quality and price by adopting advanced and appropriate technology and scientific management methods, so as to raise economic results and ensure satisfactory economic benefits for each party to the Joint Venture Company.

7.    The business scope of the Joint Venture Company is: production of oil pipes, sale of products produced by the Joint Venture Company, and the processing trade with supplied and imported materials as well as processing on commission.

           CHAPTER 5 TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

8.    The Total amount of investment of the Joint Venture Company is USD
      86,300,000

9.    The capital contributed by all parties is USD 35,000,000. which will be the registered capital of the Joint Venture Company, of which,

      i)    Party A shall contribute USD 17,150,000, which accounts for 49% and

      ii)   Party B shall contribute USD 17,850,000, which accounts for 51%.

      The original registered capital of the Company is USD 20,200,000, of which. Party A has contributed USD 9,898,000, which accounts for 49%, and
      Party B has contributed USD 10,302,000, which accounts for 51%. Now Party
      A shall contribute USD 7,252,000 in equivalent RMB cash to increase the registered capital, while Party B shall contribute USD 7,548,000 to

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      increase the registered capital. After such capital increase, the parties shareholding shall remain the same as the original equity proportion.

      The period of the contribution: the increased capital shall be fully contributed by the end of June 2006.

10.   (a)   Subject to Clause 10(c), none of the two parties shall assign its equity interest in the Joint Venture Company in whole or in part to any third party without first complying with the terms of Clause 10, and without the approval of such assignment by the original examination and approval authority. Any assignment in violation of this Clause 10 shall be deemed null and void.

      (b)   Subject to Clause 10(c), in the event any party wishes to assign all or part of its equity interest in the Joint Venture Company to a third party, it shall notify in writing the other party of the detailed terms and conditions of the third-party offer, and it shall offer to sell the interest to the other party on terms and conditions no less favorable to the other party than those of the third-party offer. If the other party does not accept such offer within one (1) month of receipt of such notice, the other party receiving such notices shall be deemed to have waived its right of first refusal. The equity transfer under this Clause shall be also subject to other conditions provided by laws and regulations.

      (c)   Party B shall have the right to assign in whole or in part its equity interest in the Joint Venture Company to its affiliates. In that case, Party A shall procure the directors designated by it to approve the assignment by board resolutions and shall take all acts necessary for effecting such assignment.

      (d)   No assignment of the equity interest in the Joint Venture Company may be made unless the assignee has agreed in writing to be bound by and become a patty to this Contract.

                    CHAPTER 6 RESPONSIBILITIES OF EACH PARTY

11.   Each party shall have obligations to fulfill the responsibilities as described hereunder:

      (a)   Party A shall be responsible for:

            i)    obtaining the government approval for relevant equity
                  transfer, and completing the registration procedures for
                  relevant equity transfer of the Joint Venture Company;

            ii)   obtaining from environmental protection authorities all
                  necessary permits for the Joint Venture Company activities;

            iii)  assisting the foreign personnel of Party B and the Joint
                  Venture Company in obtaining relevant visas, working permits and accommodation;

            iv)   assisting the Joint Venture Company to obtain all possible income tax reduction and/or

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                  exemption.

            v)    assisting the Joint Venture Company in obtaining the permit for decoration, installation of equipment, drainage, etc.;

            vi)   performing its non-compete obligations hereunder; and

            vii)  dealing with other matters delegated to it by the Joint
                  Venture Company.

      (b)   Party B shall be responsible for:

            i)    assisting Party A to prepare relevant documents required for application of approval;

            ii)   performing its non-compete obligations hereunder; and

            iii)  assisting with other mailers delegated by the Joint Venture
                  Company

                          CHAPTER 7 BOARD OF DIRECTORS

12.   The date of issuance of the business license of the Joint Venture Company shall be the date of the establishment of the Board of Directors.

13.   The Board of Directors shall be composed of nine (9) directors, of which five (5) shall be appointed by Party B, and four (4) appointed by Party A.
      Party B shall have the right to appoint the chairman of the Board of
      Directors. The term of office for the directors, including the chairman and vice-chairman is four (4) years. Such term of office may be renewed if continuously appointed by the appointing party. Each party has the right to remove the director(s) appointed by itself at any time.

14.   The Board of Directors is the highest authority of the Joint Venture
      Company and shall decide all major issues of the Joint Venture Company.
      The quorum of the meetings of the Board, present in person or in proxy, shall be at least six (6) directors (subject to the Second Paragraph of
      Clause 19). Otherwise, the resolutions passed by the Board meeting are invalid.

15.   Decisions on the following matters shall only be made by consent of more than half (1/2) of the directors who attend the Board meeting;

      i)    Approval of borrowing, creation of mortgage or charge on its assets or provision of security for the debt of any other person involving the amount of more than USD 1,000,000;

      ii)   The appointment or removal of the Joint Venture Company's auditor;

      iii)  The creation of any encumbrance over any asset or undertaking or provide guarantee in favour of any other person;

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      iv)   The adoption or variation or any business plan;

      v)    The entering into or varying of any contracts, agreements or arrangements between the Joint Venture Company and any party, its affiliate (An affiliate for the purposes of this Clause shall mean a person in which each party holds at least 30% of the voting power or has the right to appoint more than half of its directors, or a person which holds at least 30% of such party's voting power or has the right to appoint more than half of such party's directors) or the Joint Venture Company's directors or senior executives (excluding the labour agreement between the Joint Venture
            Company and relevant staffs);

      vi)   The entering into of any contract, agreement or arrangement otherwise than on an arm's length basis;

      vii)  Approval of plan for distribution of dividends;

      viii) Approval of annual budgets and long term business plans;

      ix)   Alteration of the business scope of the Joint Venture Company; and

      x)    Other matters.

16.   Decisions on the following matters shall only be made with the unanimous approval of all the directors presenting at the Board meeting:

      i)    Amendment of the Articles of Association;

      ii)   Increase, decrease or assignment of registered capital of the Joint
            Venture Company;

      iii)  Termination or dissolution of the Joint Venture Company;

      iv)   Merger of the Joint Venture Company with any other economic organization or spin-off;

      v)    The acquisition by the Joint Venture Company;

      vi)   The incorporating of a subsidiary or entering into any partnership or joint venture; and

      vii)  The listing of the Joint Venture Company itself on a public stock exchange.

17    The chairman of the Board is the legal representative of the Joint Venture
      Company. The vice-chairman shall discharge the duties of the chairman if the chairman is unable to perform his/her duties. Should any director be unable to attend the Board meeting, he (she) may present by a proxy by issuing written power of attorney to the Board of Directors.

18.   If there is a vacancy on the Board of Directors due to the retirement, removal, resignation, incapacity or death of a director, the nominating party of that director(s) shall nominate a successor within thirty (30)
      days for appointment by the Board of Directors to complete the term of

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      that director. The term of the newly appointed directors shall be the remaining term of his predecessor if a director is unable to perform his duties or any party nominating a director wishes to remove him, the nominating party may at any time direct the other party to agree to remove that director and in such case the other party shall follow such direction at the relevant Board meeting unless such direction does not comply with applicable law;

19.   The Board of Directors shall have one (1) meeting every quarter. The chairman of the Board shall preside over the Board meeting. An interim
      Board meeting shall be convened if so required by more than one third
      (1/3) of all the directors. Minutes of the meetings shall be placed on file.

      In absence of any Board meeting, the resolutions signed via facsimile or other written form by directors not less than the quorum of the Board meeting is of same effectiveness as that passed at a Board meeting.

                        CHAPTER 8 MANAGEMENT ORGANIZATION

20.   The Joint Venture Company shall establish a management organization which shall be responsible for its daily operation. The management organization shall have one (1) general manager nominated by Party A and two (2)
      vice-general managers (responsible for Finance, Purchasing and Human
      Resources) nominated by Party B, and two (2) vice-general managers nominated by Party A, all of whom will be appointed by the Board of
      Directors and their term of office is four (4) years. The Board of
      Directors may remove the general manager and vice-general managers at any time, and the nominating party shall nominate a new candidate immediately.

21.   The responsibility of the general manager is to carry out the decisions of the Board meeting, to decide on the matters other than those that shall be decided by the Board meeting, and to organize and conduct the daily operation of the Joint Venture Company. The general manager may appoint department managers who shall be responsible for the work of the relevant department respectively, handle the matters assigned by the general manager and/or the vice-general manager and shall be responsible to the general manager and the vice-general manager.

22.   In case of great or serious dereliction of duty on the part of the general manager or the vice-general manager, the Board of Directors shall have the power to dismiss him/her at any time with duly passed board resolution.

23.   The general manager, the vice-general manager and any other department manager may not hold posts concurrently as the general manager or any other officer or employee or consultant of any other economic organization.

                           CHAPTER 9 LABOUR MANAGEMENT

24    Labour contract covering the recruitment, employment, dismissal and resignation, wages, labour insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the

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      Joint Venture Company shall be entered into between the Joint Venture
      Company and individual employees respectively in accordance with the
      "Labor Law of P.R.C" and the plan made by the general manager. The labour contracts shall, after being signed, be filed with the local labour administrator department.

25.   To meet the operational capacity the Joint Venture Company will have a work force appropriate to meet the efficient operational needs of the
      Joint Venture Company as determined by the Board.

26.   The appointment, salaries, social insurance, welfare and the standard of traveling expenses etc., of senior management personnel (including general manager and vice-general managers) recommended by all parties hereto shall be decided by the Board of Directors.

                       CHAPTER 10 DISTRIBUTION OF PROFITS

27.   Unless otherwise resolved by the Board of Directors, the profits after tax of the Joint Venture Company for any year shall, after deducting the mandatory funds (including Reserve Fund, the Enterprise Development Fund and the Bonus and Welfare Fund for staff and workers) according to this
      Contract, be distributed to all parties according to their ratio of shareholding in the Joint Venture Company within the first four (4) months of the next year.

           CHAPTER 11 TAXES, FINANCE, AUDIT AND ENVIRONMENT PROTECTION

28.   The Joint Venture Company shall pay taxes in accordance with the stipulations of P.R.C laws and regulations.

29.   The Joint Venture Company shall apply the P.R.C. Accounting Principles as mandated by law.

30.   Employees of the Joint Venture Company shall pay individual income tax according to the "Individual Income Tax Law of the P.R.C."

31.   Allocations for Reserve Fund, Enterprise Development Fund and Bonuses and
      Welfare Fund for staff and workers shall be set aside in accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint
      Ventures". The annual proportion of the allocations shall be decided by the Board of Directors according to relevant laws and regulations and the business situations of the Joint Venture Company.

32.   The fiscal year of the Joint Venture Company shall commence from January 1 and end on December 31. All vouchers, receipts, statistic statements and reports, account books shall be written both in Chinese and English. Any party hereto or its representative may inspect the books and records at all reasonable times. Each quarter the Joint Venture Company will present to the Board of Directors the Chinese and English version of the accounting records stating updated situation and a written repot on the market sales, inventory and financial situation of the Joint Venture
      Company.

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33    Financial audit on the Joint Venture Company shall be conducted by a certified public accountant registered in China, which shall be appointed by the Board of Directors, and the audit reports shall be submitted to the
      Board of Directors and the general manager. Within sixty (60) days after the end of every fiscal year, the Joint Venture Company shall submit to all parties hereto and every director the audited annual accounts together with the audit report conducted by independent auditor.

      In case any party considers it necessary to employ an auditor registered in or out of China to make an annual financial audit, the other party shall agree. All the expenses thereof shall be borne by the party employing such auditor.

34    In the first three (3) months of each fiscal year, the general manager shall prepare previous year's proposal regarding the distribution of profits, and submit it to the Board of Directors for examination and approval.

35.   The Joint Venture Company shall be responsible for protecting environment and take measures to prevent pollution according to the "Environment
      Protection Law of the P.R.C."

                     CHAPTER 12 FOREIGN EXCHANGE MANAGEMENT

36.   All matters concerning foreign exchange shall be handled in accordance with "the Regulations for Exchange Control of the P.R.C." and other pertaining laws and regulations

37.   The Joint Venture Company shall open foreign exchange accounts and RMB accounts with a registered bank in China approved by People's Bank of
      China and State Administration for Foreign Exchange. All foreign exchange incomes of the Joint Venture Company must be deposited in the foreign exchange accounts, and the distribution of the Party B's profit may be effected from the foreign exchange account.

38.   All wages and lawful income to be remitted by the Joint Venture Company to
      Party B or to expatriate employees shall be effected in US Dollars or any other freely convertible currency which the Joint Venture Company may have.

39.   During the course of its operations, the Joint Venture Company shall be responsible to maintain Balance between the foreign exchange income and expenditure.

                CHAPTER 13 DURATION OF THE JOINT VENTURE COMPANY

40.   The duration of the Joint Venture Company shall be twenty (20) years, commencing from the date on which the Joint Venture Company was established, i.e. upon the business license of the Joint Venture Company is issued. An application for extension of the duration, if agreed by all parties and unanimously approved by the Board of Directors, shall be submitted to the original examination and approval authority before six
      (6) months prior to the expiring date of the duration of the Joint Venture
      Company.

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           CHAPTER 14 DISPOSAL OF ASSETS AFTER EXPIRATION OF DURATION

41.   Upon the expiration or the termination prior to the expiration day of the
      Joint Venture Company, liquidated assets shall be distributed in accordance with their respective proportion of registered capital contributed by each party.

42.   Upon the liquidation of the Joint Venture Company, Party A and Party B
      shall each appoint persons as the members of the liquidation committee.
      The members of the liquidation committee shall be engaged by the Board of
      Directors and shall be in charge of the liquidation affairs.

                              CHAPTER 15 INSURANCE

43.   Insurance policies of the Joint Venture Company against various kinds of risks shall be underwritten with duly registered insurance companies.
      Types, value and duration of insurance shall be decided by the general manager in accordance with the laws and the stipulations of the relevant insurance companies.

                           CHAPTER 16 CONFIDENTIALITY

44.   Each party hereby agrees to keep the following information in confidence and undertakes not to disclose such information to any other person except each party's affiliate (An affiliate for the purposes of this Chapter shall mean a person in which each party holds at least 30% of the voting power or has the right to appoint more than half of its directors, or a person which holds at least 30% of such party's voting power or has the right to appoint more than half of such party's directors) the terms and conditions of this Contract, any and all information relating to this
      Contract and the Joint Venture Company and any and all information provided by the other party ("Confidential Information"), unless otherwise provided in this Chapter. The Confidential Information shall be used only for the lawful business purposes of the Joint Venture Company provided herein. Any party may disclose Confidential Information to its professional advisors when necessary to the extent needed for its performance of its obligations hereunder. Each party agrees to request the person that may be given or may become aware of the Confidential
      Information to execute a confidentiality and non-disclosure agreement with same terms as this Chapter. This Chapter shall not be applicable to the following information disclosed by any party; (a) information already in public domain (other than the information that becomes publicly known due to breach of this Chapter by that party); (b) the information that has been in the possession of the party, information not relevant to this
      Contract or the Joint Venture Company or not arising from this Contract;
      and (c) information that is required to be disclosed by the laws or regulations.

45.   Each party agrees to limit the number of persons having access to the
      Confidential Information to the minimum level, which shall be the number necessary for its performance of this Contract.

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                             CHAPTER 17 NON-COMPETE

46.   All parties hereby agree that, within the duration of the Joint Venture
      Company after its establishment, without the prior written consent of
      Party B, Party A shall not directly or indirectly produce or establish any enterprise (as investor, joint venture partner, technology licensor, technology licensee, agent, distributor, manager, advisor, or in other capacity) to produce within China (mainland) products same or substantially same as or competing with the products of the Joint Venture
      Company. Party A shall further ensure that neither it nor any of its/their affiliates shall conduct any activities competing with the Joint Venture
      Company. (An affiliate for the purposes of this sub-clause shall mean a person in which Party A holds at least 30% of the voting power or has the right to appoint more than half of its/their directors, or a person which holds at least 30%. of Party A's voting power or has the right to appoint more than half of Party A's directors).

      All parties hereby agree that, within the duration of the Joint Venture
      Company after its establishment, without the prior written consent of
      Party A, Party B shall not directly or indirectly produce or establish any enterprise (as investor, joint venture partner, technology licensor, technology licensee, agent, distributor, manager, advisor, or in other capacity) to produce within China (mainland) products same or substantially same as or competing with the products of the Joint Venture
      Company. Party B shall further ensure that neither it nor any of its/their affiliates shall conduct any activities in China (mainland) competing with the Joint Venture Company (An affiliate for the purposes of this sub-clause shall mean a person in which Party B holds at least 30% of the voting power or has the right to appoint more than half of its/their directors, or a person which holds at least 30% of Party B's voting power or has the right to appoint more than half of Party B's directors.) For the avoidance of doubt, Party B's and its affiliates' investment and participation in any business before this Contract is approved by the approval authority and becomes effective (Pre-existing Business) shall not be deemed as violating the above provision, However, such exception does not apply to the additional business scope such Pre-existing Business enters into after this Contract is approved by the approval authority and becomes effective

        CHAPTER 18 AMENDMENT, ALTERATION AND TERMINATION OF THE CONTRACT

47.   The amendment to this Contract or its appendices shall come into force only when the written agreement is signed by all parties and approved by the original examination and approval authority.

48.   Any party shall have the right to terminate this Contract and dissolute the Joint Venture Company in case one of the following situations occurs;

      i)    the duration of the Joint Venture Company expires and all parties here to are unwilling to continue the cooperation, or all parties hereto agree to an early termination;

      ii)   serious losses have occurred to the Joint Venture Company and accumulated losses exceed 70% of the registered capital;

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      iii)  any party fails to perform its obligations in accordance with (this
            Contract or the Articles of Association of the Joint Venture
            Company, which causes the Joint Venture Company unable to continue operation (in this case only the non-breaching party has the right to terminate); or

      iv)   the event of force majeure hereunder happens and causes serious losses, which forces the Joint Venture Company to cease operation for more than three months or to be unable to operate.

      The termination shall only come into effect upon the resolution of the
      Board of Directors and the approval of the original examination and approval authority.

                  CHAPTER 19 LIABILITIES FOR BREACH OF CONTRACT

49.   Should any party breach this Contract, that breaching party shall compensate the other party for the relevant damages incurred.

                            CHAPTER 20 FORCE MAJEURE

50.   Should any party be prevented from performing this Contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseeable events, the happening and consequences of which are un-preventable and unavoidable, the prevented party shall notify the other party via facsimile or telegraph without delay, and shall within fifteen
      (15) days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to perform or delay the performance of all or part of this Contract. All parties shall, through consultations, decide whether to terminate this Contract or to exempt the party's obligations for implementation of this Contract or whether to delay the performance of this Contract based on the influence of the events.

                            CHAPTER 21 APPLICABLE LAW

51.   The execution of this Contract, its validity, interpretation, performance and settlement of the disputes shall be governed by the laws of P. R.C.

                        CHAPTER 22 SETTLEMENT OF DISPUTES

52.   Any disputes arising from the performance of, or in connection with this
      Contract shall be settled through friendly consultations among all parties hereto. In case no settlement can be reached through consultations, the disputes shall be referred to and solved by means of arbitration in accordance with the Rules of Arbitration of the China International
      Economic and Trade Arbitration Commission ["CIETAC Rules"). The
      arbitration shall be carried out in Shanghai by an arbitral tribunal consisting of three (3) arbitrators appointed in accordance with the
      CIETAC Rules.

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      The arbitration shall be administered by the China International Economic and Trade Arbitration Commission. The arbitration award is final and shall be binding upon all parties.

53.   During the arbitration procedure, the other clauses of this Contract shall be performed continuously by all parties except those in disputes.

                               CHAPTER 23 LANGUAGE

54.   This Contract shall be written both in Chinese and in English. Both versions are equally authentic.

           CHAPTER 24 EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS

55.   This Contract is executed by the parties hereto on [August 20th] 2005 at
      [Wuxi], This Contract shall come into force upon their approval by the examination and approval authority.

56.   The notices under this Contract shall be sent in writing. Should any notice in connection with any party's rights and obligations be sent by facsimile or e-mail, it shall be followed by letter for confirmation. The addresses of all parties specified in this Contract shall be the posting address.

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(EXECUTION PAGE)

For and on behalf of
WUXI HUAYI INVESTMENT CO., LTD.

Representative (sign): /s/
                       ------------------------------
(      )
Title:

For and on behalf of
UMW ACE(L) LTD.

Representative (sign): /s/
                       ------------------------------
(      )
Title:

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